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                          FOURTH AMENDMENT to that certain

Lease dated August 15, 1994 along with its Addendum, Second Addendum, First Amendment, Second Amendment, and Third Amendment (herein collectively the "LEASE") between Waterfront Tower Partners, L.P., a California limited partnership, Landlord, and SERENA Software Consulting, Inc., a California corporation, Tenant.

NOW thereof:

The above referenced Lease, its Addendums and Amendments are reaffirmed by the Landlord and Tenant and thereto shall remain in full force and effect without any modifications except as herein set forth in this Fourth Amendment:

     1. The Expiration Date shall be extended from the original date of July 31, 2001 to December 31, 2001 for 13,878 rentable square feet of office, a portion of the Premises comprising of: a) 8,890 rentable square feet on the second floor on the westerly side of the Building as part of the Premises specified in the Lease, b) 4,546 rentable square feet on the third floor of the Building as part of the Premises specified in the Second Amendment to the Lease, and c) 442 rentable square feet on the third floor of the Building specified as part of the Premises in the Third Amendment to the Lease, all delineated in EXHIBIT H attached herein.

     2. Within sixty (60) days of an Expiration Date for the 13,878 rentable square feet in which Tenant is required on such Expiration Date to surrender the Premises to the Landlord in accordance with Section 19. of the new lease form, in the event there is a disagreement between the Landlord and Tenant on the floor layout of the rentable square feet of the Premises required to be surrendered by the Tenant to the Landlord, Landlord shall engage the services of an architect whose measurement of such floor layout required to be surrendered shall conclusively resolve such disagreement.

     3. The Expiration Date shall be extended from the original date of July 31, 2001 to December 31, 2002 for 8,442 rentable square feet, a portion of the Premises comprising of: a) 6,704 rentable square feet on the second floor on the easterly side of the Building as part of the Premises specified in the Lease and, b) 1,738 rentable square feet on the second floor of the Building specified as part of the Premises in the First Amendment to the Lease, all delineated in EXHIBIT H herein. In the event there is a disagreement between the Landlord and the Tenant on the floor layout of the rentable square feet to be included in the 8,442 rentable square feet, then such disagreement shall be resolved in the same manner as stipulated in condition "2." above.

     4. Tenant at Landlord's request with written notice to Tenant shall properly and promptly execute and deliver to Landlord, within five (5) business days after Landlord has provided such notice:

        (a) a new and separate lease form and/or Basic Lease Information form for the 13,878 rentable square feet of the Premises expiring on July 31, 2001, and;

        (b) a new and separate lease form and/or Basic Lease Information form for the 8,442 rentable square feet of the Premises expiring on July 31, 2001.


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     5.   Such lease form shall be the same as and contain all the terms and conditions of the lease which Tenant has executed for the 3,360 rentable square feet on third floor, except for only the following modifications to such new lease form:

          (a) The Monthly Rent shall be increased to $2.75 per rentable square foot per month or Thirty-Eight Thousand One Hundred Sixty-Four and 50/100 Dollars ($38,164.50) per month for five months from August 1, 2001 to the extended Expiration Date of the Lease of December 31, 2001 for the 13,878 rentable square feet of the Premises;

          (b) The Monthly Rent shall be increased to: (i)$2.75 per rentable square foot per month or Twenty-Three Thousand Two Hundred Fifteen and 50/100 Dollars ($23,215.50) per month for the first twelve months of from August 1, 2001 to July 31, 2002, and (ii) $2.85 per rentable square foot per month or Twenty-Four Thousand and Fifty-Nine and 70/100 Dollars ($24,059.70) per month for five months from August 1, 2002 to the extended Expiration Date of the Lease of December 31, 2002 for the 8,442 rentable square feet of the Premises;

          (c) On August 1, 2001, Tenant shall deposit with Landlord a Security Deposit which shall increase the Security Deposit to Thirty-Eight Thousand One Hundred Sixty-Four and 00/100 Dollars ($38,164.00) deducted by the Security Deposit prorated which Tenant has already deposit with Landlord related to the 13,878 rentable square feet of the Premises;

          (d) On August 1, 2001, Tenant shall deposit with Landlord a Security Deposit which shall increase the Security Deposit to Twenty-Four Thousand Fifty-Nine and 00/100 Dollars ($24,059.00) deducted by the Security Deposit prorated which Tenant has already deposit with Landlord related to the 8,442 rentable square feet of the Premises;

          (e) In the new lease form for the 13,878 rentable square feet of the Premises; the Tenant's Share shall be 13.87%

          (f) In the new lease form for 8,442 rentable square feet of the Premises, the Tenant's Share shall be 8.43%

          (g) In the new lease form for both the 13,878 rentable square feet and 8,442 rentable square feet of the Premises, the Base Year shall 2000;

          (h)  In the new lease form for the 13,878 rentable square feet, in
               Section 36., Option for Extension (Renewal) of Lease Term, on line three, "Three Hundred and Sixty (360) days" is replaced with "Two Hundred and Ten (210) days", and on line five of the same section, "Two Hundred and Seventy (270) days" is replaced with "One Hundred and Eighty (180) days".

     6. Section 36. of the new lease form shall supersede in its entirety the language in the old LEASE related to the option for the extension of the lease term, and in the event of any conflict between the two leases, Section 36. of the new lease form shall prevail.

     7. Such new lease form for the 13,878 rentable square feet and 8,442 rentable square feet of the Premises containing the herein terms and conditions which has been executed by Landlord and Tenant shall supersede in its entirety the LEASE as referenced above.


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     8.   This Fourth Amendment is conditional and shall become effective only upon the execution by the Landlord and Tenant of the May 18, 1998 lease for the 3,360 square feet of office rentable square feet in the Building.

LANDLORD:                               TENANT:

WATERFRONT TOWER PARTNERS, L.P., A      SERENA SOFTWARE INTERNATIONAL, INC.,
California limited partnership,         a California corporation,


By: Peninsula Office Management, Inc.,  By:  /s/ Richard A. Doerr
    a California corporation, General        ---------------------
    Partner                             Its. CEO, President


By: /s/ Angelo Orphan
    -----------------------
Angelo Orphan, President


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